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Estate Assets                                                   Exhibit D
                                                      Rule 24 Reporting Requirment No. 4


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  Asset                       Legal Selling Entity/Entities       Closing Date  Gross Sales       Asset Description
                                                                                Amount (US$)
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
Crawfish Gas Plant Land       LRCI, Inc.                          1/6/2005      30,000            74.5 acres of undeveloped,
                                                                                                  industrial land located in St.
                                                                                                  Charles Parish, Louisiana.
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Clean Energy Solutions LLC    Enron North America Corp.           1/6/2005      150,000           Transfer of all rights and
                                                                                                  obligations associated with ENA's
                                                                                                  50% membership interest in Clean
                                                                                                  Energy Solutions LLC.
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Manzanillo Land               Enron Equipment Installation        1/21/2005     500,000           206,769 square meters of
                              Company                                                             undeveloped land known as Fraccion
                                                                                                  "C" de la Ex-Hacienda de Santiago,
                                                                                                  Peninsula de Santiago,
                                                                                                  Manzanillo, Colima, Mexico.
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PCDI Oconto Falls Tissue,     Enron North America Corp.           2/8/2005      1,050,000         Equity interest and Income
                                                                                                  Participation Certificate in PCDI
LLC                                                                                               Oconto Falls Tissue, LLC and
                                                                                                  subordinated note in Re-Box, LLC.
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San Marco Pipeline            LOA, Inc.                           2/18/2005     85,000            50% ownership interest in San
                                                                                                  Marco Pipeline Company and
                                                                                                  $117,352 note issued by San Marco
                                                                                                  Pipeline Company payable to
                                                                                                  ENA.
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Ardmore Data Center           Enron Operations Services, LLC      3/4/2005      3,065,000         Operating data center utilized by
                                                                                                  Enron Corp., including
                                                                                                  approximately 205,777 square feet
                                                                                                  of land (4.724 acres) and
                                                                                                  approx. 31,448 square feet of
                                                                                                  improvements, located at 7210
                                                                                                  Ardmore Street, Houston, Harris
                                                                                                  County, Texas.
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Generacion Mediterranea,      Enron Corp.; Enron Transportation   2/24/2005     7,088,000         Sale of 100% of stock of
S.A. Stock                    Services, LLC                                                       Generacion Mediterranea, S.A.
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PGE Assets
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  Asset                       Legal Selling Entity/Entities       Closing Date  Gross Sales       Comments/Asset Description
                                                                                Amount (US$)
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                           PGE had no asset sales transactions to report for the period of January 1, 2005 through March 31, 2005.
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Prisma Assets
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  Asset                       Legal Selling Entity/Entities       Closing Date  Gross Sales       Comments/Asset Description
                                                                                Amount (US$)
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                          Prisma had no asset sales transactions to report for the period of January 1, 2005 through March 31, 2005.
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